Exhibit 99.1

FOR IMMEDIATE RELEASE

FUBOTV ANNOUNCES UPSIZE AND PRICING OF PUBLIC OFFERING

NEW YORK – OCTOBER 7, 2020 – fuboTV Inc., the leading sports-first live TV streaming platform, today announced the upsize and pricing of an underwritten public offering. The size of the offering has been increased from the previously announced 15,000,000 shares to 18,300,000 shares of common stock at a price to the public of $10.00 per share. The offering is being conducted pursuant to an effective Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (SEC).

The offering is expected to close on or about October 13, 2020, subject to customary closing conditions. In addition, fuboTV has granted the underwriters a 30-day option to purchase up to an additional 2,745,000 shares of common stock at the public offering price, less underwriting discounts and commissions. All of the shares in the offering are to be sold by fuboTV.

fuboTV also announced that, in connection with the offering, its common stock has been approved for listing on the New York Stock Exchange (NYSE) and will begin trading under the symbol “FUBO” on October 8, 2020.

Evercore ISI is acting as the lead book-running manager for the offering. BMO Capital Markets Corp., Needham & Company and Oppenheimer & Co. are acting as additional joint bookrunners for the offering. Roth Capital Partners and Wedbush Securities are acting as co-managers for the offering.

A registration statement relating to the securities has been filed with, and declared effective by, the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the registration statement can be accessed by visiting the SEC website at www.sec.gov. The offering is being made only by means of a prospectus. A preliminary prospectus describing the terms of the offering has been filed with the SEC and forms a part of the effective registration statement. A copy of the final prospectus relating to the offering may be obtained, when available, by visiting the SEC’s website or from: Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, or by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com.

About fuboTV

fuboTV is the leading sports-first live TV streaming platform offering subscribers access to tens of thousands of live sporting events annually as well as leading news and entertainment content. fuboTV’s base package, fubo Standard, features a broad mix of 100+ channels, including 43 of the top 50 Nielsen-ranked networks across sports, news and entertainment (Primetime A18-49).

Continually innovating to give subscribers a premium viewing experience they can’t find with cable TV, fuboTV is regularly first-to-market with new product features and was the first virtual MVPD to stream in 4K.

fuboTV merged with FaceBank Group in April 2020 to create a leading digital entertainment company, combining fuboTV’s direct-to-consumer live TV streaming platform for cord-cutters with FaceBank’s technology-driven IP in sports, movies and live performances.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, the ability and timing for the closing of the public offering of common stock. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the offering, and other risks and uncertainties related to the offering, fuboTV and its business as set forth in fuboTV’s registration statement on Form S-1 filed with the SEC on October 5, 2020 and the preliminary prospectus included therein, as well as the other documents fuboTV files from time to time with the SEC. These documents contain and identify important factors that could cause the actual results for fuboTV to differ materially from those contained in fuboTV’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and fuboTV specifically disclaims any obligation to update any forward-looking statement, except as required by law.

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Contacts

Investor Contact:

The Blueshirt Group for fuboTV

ir@fubo.tv

Media Contacts:

Jennifer L. Press, fuboTV

jpress@fubo.tv

Katie Minogue, fuboTV

kminogue@fubo.tv